Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Experts”, “Summary Consolidated Financial and Operating Data”, “Selected Consolidated Financial and Operating Data” and to the use of our report dated July 23, 2007 (except for Note 18.e. (ii), as to which the date is September 26, 2007) in the Registration Statement (Form F-1 No. 333-146681) and the related Prospectus of Giant Interactive Group Inc. for the registration of its ordinary shares.

/s/    Ernst & Young Hua Ming

Shanghai, People’s Republic of China

October 15, 2007